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                                                                      Exhibit 99

Najib Nathoo, Senior Financial Officer of ESG Re Limited, has expressed a desire to return to his financial consulting business effective January 1, 2001.

Mr Nathoo will continue to be associated with ESG as a consultant to Alasdair Davis, Chief Operating Officer, and Mark Oleksik. Mr Nathoo will provide consulting support for the development and implementation of business strategy as well as support in the areas of investor relations and other external communications.

Mark Oleksik will assume the position of Senior Financial Officer and Principal Accounting Officer.